Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-4171

FTI Consulting, Inc.
Doug Cooper, Brian Waldman millerind@fticonsulting.com

MILLER INDUSTRIES APPOINTS NEW MEMBERS TO BOARD OF DIRECTORS AND REACHES AGREEMENT WITH LAKEVIEW

Company adds highly qualified, independent directors as part of refreshment process

CHATTANOOGA, Tenn., March 10, 2023/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (“Miller Industries” or the “Company”) today announced that it has entered into an agreement with Lakeview Investment Group & Trading Company, LLC (collectively with its affiliates, “Lakeview”) in connection with the addition of highly qualified and independent members to the Company’s Board of Directors (the “Board”). As part of its previously initiated refreshment efforts, and in accordance with its agreement with Lakeview, the Company will appoint Javier Reyes, Jill Sutton, Peter Jackson and Susan Sweeney to the Board. In addition, Deborah L. Whitmire will be completing her current term on the Board and will not stand for re-election at the 2023 annual meeting of stockholders (“2023 Annual Meeting”). Ms. Whitmire will continue in her role as Executive Vice President, Chief Financial Officer, and Treasurer.

William G. Miller, executive Chairman of the Board, commented:

“I am incredibly proud of the value we have created at this company. Our Board and management team have navigated significant challenges over the past few years while making thoughtful investments that are yielding long-term returns and positioning us for further success. We recognize that our focus on operational excellence and sustainable value creation needs to be supplemented by a fresh focus on corporate governance and stockholder engagement. With that goal in mind, the Board appointed Leigh Walton, a nationally recognized legal expert on corporate governance matters, to chair the Nominating & Governance Committee in August of 2022. The changes announced arise from her Committee’s efforts, and those of the Board, to work constructively with stockholder on a refreshed approach and lead us through a productive engagement with Lakeview. The appointments of these new directors are important steps forward in the Company’s evolution in this area. I look forward to working with Leigh, the Nominating & Governance Committee, and the full Board on this journey.”

Leigh Walton, Chair of the Nominating & Governance Committee, added:

“I joined this Board in 2020 fully committed to working with the Company on a thoughtful and effective refreshment of its governance structure. Miller Industries has delivered reliable, attractive returns for our shareholders over decades, while maintaining its position as a partner of choice and the leading manufacturer of towing and recovery equipment. As we cleared the challenges of the global pandemic and the resulting supply chain pressures have lessened, we pressed ahead in earnest on our Board refreshment.”

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Ari Levy, Managing Partner of Lakeview, concluded:

“We believe long-term value creation begins with strong corporate governance and ongoing engagement with shareholders. Throughout our recent interactions with the Miller Industries Board, we have found common ground on these important points. The Company now has a strengthened foundation from which to capitalize on its unique market positioning and ultimately produce enhanced value for shareholders. We look forward to working closely with the Board and the leadership team moving forward.”

In addition to the changes outlined above, the Company has made the following changes and commitments, including as part of its agreement with Lakeview:

•	Planning for additional Board refreshment, including plans for at least two of its longer-standing, independent directors to step down from the Board – with one director to step down by 2025 and one director to step down by 2026.
•	The Board intends to name a Lead Independent Director in the near-term.
•	The Company intends to request stockholders ratify the appointment of its auditor at the 2023 Annual Meeting.

As part of the Cooperation Agreement, Lakeview has agreed to customary standstill provisions and voting commitments during the term of the agreement. The complete Cooperation Agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

The following is biographical information for our new directors:

About Javier Reyes

Dr. Javier Reyes is an innovative and dynamic leader with nearly 20 years of experience in academia, providing him with great perspective into the future of the workforce, exceptional management skills, and an educated and diverse viewpoint on socioeconomic issues. Dr. Reyes was recently appointed Chancellor of the University of Massachusetts Amherst and will transition into this position on July 1st, 2023. He is currently at the University of Illinois Chicago (UIC) as Interim Chancellor since July of 2022. In this position, he is responsible for managing a budget of $3.6 billion and more than 13,000 faculty and staff. Before being promoted to interim chancellor, he served as the Provost and Vice Chancellor for Academic Affairs. Previous to his service at UIC, Dr. Reyes served as West Virginia University’s Milan Puskar Dean of the John Chambers College of Business and Economics for five years and Vice President for StartUp West Virginia for three years. Dr. Reyes holds a BA in Economics from Monterrey TEC in Mexico, and a doctorate in Economics from Texas A&M University.

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About Jill Sutton

Ms. Sutton is an executive and director with extensive experience in strategic planning, corporate finance, capital raises, mergers & acquisitions and corporate governance. Ms. Sutton served as Chief Legal Officer, General Counsel and Corporate Secretary at United Natural Foods, Inc (UNFI) for over three years where she developed the company’s shareholder engagement program, was deeply involved in the Company’s ESG policies and programs, supported the realization of over $150 million in synergies following UNFI’s acquisition of SuperValu, and helped to assure the Company’s supply chain remained operational through the COVID crisis. Prior to UNFI, Ms. Sutton served in senior legal positions at General Motors Company (GM), Tim Hortons, and The Wendy’s Company (WEN). She also currently serves on the Board of Potbelly Corp. (PBPB). Ms. Sutton holds multiple degrees from The Ohio State University, including a J.D. and a Masters in Healthcare Administration.

About Peter Jackson

Mr. Jackson possesses nearly 30 years of manufacturing technology experience. During his career he has supported countless industrial companies through complex information technology transformation initiatives. He has a wealth of expertise in technology implementation, customer experience, and productivity improvements for the manufacturing, aerospace & defense, and automotive industries. He is currently a Partner and Senior Vice President of Professional Services at Providence Consulting Group LTD (PCG), a firm that co-founded in 2016. Prior to this, Mr. Jackson was a Practice Director at Business & Decision North America for eight years and a Solution Architect & Program Manager at Infor for nearly two years. He started his career at Baan Company, where he spent the first five-and-a-half years of his professional career. Mr. Jackson holds a degree in Social Science and Human services from the State University of New York at Morrisville and a degree in Psychology from the State University of New York at Cortland.

About Susan Sweeney

Dr. Susan Sweeney is a senior business executive with extensive experience leading global teams and solving complex business issues. Dr. Sweeney served as Chief Human Resource Officer for Enpro Industries (NPO), a public, mid-sized industrial technology company, putting to use her unique ability to place talent based on business need. Before taking this position in early 2020, Dr. Sweeney held the position of President, GGB, for seven years with strategy and P&L responsibility in North America, South America, Europe and Asia. Prior to joining Enpro, Dr. Sweeney was an Executive with General Motors Company (NYSE: GM) with responsibilities focused on assembly, engineering, supply chain, quality and site management at multiple locations in the US and Canada. Dr. Sweeney holds a Doctorate of Education from Wilmington University, a Masters in Business Administration from University of Detroit, and a Bachelor of Arts from Kalamazoo College.

About Miller Industries

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

The Company has also made changes to the investor relations section of its website, which can be viewed here.

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About Lakeview Investment Group

Lakeview Investment Group is a Chicago-based investment manager, founded in 2004, with a focus on small- and mid-cap companies. Lakeview’s strategy focuses primarily on long-term investments in companies trading at significant discounts to its estimate of intrinsic value. On select occasions, Lakeview engages directly with company management to help drive shareholder value.